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                                                       EXHIBIT 2
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                   AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of this 21st day of November, 1996, pursuant to Section 252 of the Delaware General Corporation Law and Sections 16-10a-1101 and 16-10a-1107 of the Utah Revised Business Corporation Act, between Union Pacific Railroad Company, a Utah corporation ("UPRR"), and Missouri Pacific Railroad Company, a Delaware corporation ("MPRR").

     WITNESSETH that:

     WHEREAS, each of the constituent corporations deems it advisable and in its best interest to merge into a single corporation; and

     WHEREAS, each of the constituent corporations desires to adopt this Agreement and Plan of Merger and to consummate the merger in accordance with the terms hereof;

     NOW, THEREFORE, the corporations, parties to this Agreement and Plan of Merger, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

     FIRST:     UPRR shall merge into itself MPRR, and MPRR shall be merged into UPRR (collectively, the "Merger"), with UPRR being the surviving corporation (the "Surviving Corporation").

     SECOND:     Subject to prior approval by UPRR's shareholders, Union
Pacific Corporation ("UPC") and Chicago and North Western Transportation Company ("CNWT"), upon the effective time of the Merger (the "Effective Time") the Restated Articles of Association of UPRR shall be amended and restated in their entirety as set forth in Exhibit A hereto (the "Amended and Restated Articles of Incorporation") and such Amended and Restated Articles of Incorporation shall be the articles of incorporation for the Surviving Corporation. Pursuant to such Amended and Restated Articles of Incorporation, the number of authorized shares of Common Stock, $10.00 par value per share, of UPRR ("UPRR Common Stock") shall be increased from 39,617,870 to 92,000,000 and UPRR shall be authorized to issue 8,000,000 shares of its Class A Stock, $10.00 par value per share (the "UPRR Class A Stock").

     THIRD:     The manner of converting the outstanding shares of the
capital stock of the constituent corporations shall be as follows:

      (a) All of the shares of Common Stock, $1.00 par value per share, of MPRR ("MPRR Common Stock"), and of Class A Stock, $1.00 par value per share,


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     of MPRR ("MPRR Class A Stock"), which shall be outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be changed and converted into 19,152,560 shares of UPRR Common Stock and 1,665,440 shares of UPRR Class A Stock, respectively. No other cash, shares, securities or obligations will be distributed or issued upon the conversion of the shares of MPRR Common Stock or MPRR Class A Stock.

      (b) Subject to prior approval of this Agreement and Plan of Merger by UPC and CNWT, (i) the 30,467,751.0330599272 shares of UPRR Common Stock owed by UPC immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be changed and converted into 28,030,376 shares of UPRR Common Stock and 2,437,424 shares of UPRR Class A Stock, and (ii) the 8,399,641.6728231457 shares of UPRR

     Common Stock owned by CNWT immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be changed and converted into 7,727,632 shares of UPRR Common Stock and 671,968 shares of UPRR Class A Stock. No other cash, shares, securities or obligations will be distributed or issued upon the conversion of the shares of UPRR Common Stock held by UPC or CNWT.

      (c) After the Effective Time, the stockholders of MPRR and UPRR shall surrender all outstanding certificates representing shares of MPRR Common Stock, MPRR Class A Stock and UPRR Common Stock, and shall be entitled upon such surrender to receive the number of shares of UPRR Common Stock and UPRR Class A Stock on the basis provided herein. Until so surrendered, the outstanding certificates representing shares of MPRR Common Stock, MPRR Class A Stock and UPRR Common Stock, to be converted into UPRR Common Stock and UPRR Class A Stock as provided herein, may be treated by such stockholders and UPRR for all corporate purposes as evidencing the ownership of shares of UPRR as though said surrender and exchange had taken place.

     FOURTH:     The terms and conditions of the Merger are as follows:

      (a) The By-Laws of UPRR as they shall exist immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

      (b) The directors and officers of UPRR immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of UPRR until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Amended and Restated Articles of Incorporation and the By-Laws of the Surviving Corporation.


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      (c)     The Merger shall become effective at 12:00 noon Eastern
     Standard Time on January 1, 1997.

      (d) Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of MPRR shall be transferred to and vested in and shall devolve upon UPRR without further act or deed and all property, rights, and every other interest of UPRR and MPRR shall be as effectively the property of UPRR as they were of UPRR and MPRR, respectively. MPRR hereby agrees from time to time, as and when requested by UPRR or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as UPRR may deem necessary or desirable in order to vest in and confirm to UPRR title to and possession of any property of MPRR acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of MPRR and the proper officers and directors of UPRR are fully authorized in the name of MPRR to take any and all such action.

      (e) Upon the Merger becoming effective, all obligations and liabilities of MPRR shall be assumed by UPRR as if UPRR itself had incurred them.

      (f) UPRR may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of MPRR as well as for enforcement of any obligation of UPRR arising from the Merger, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware is 1416 Dodge Street, Omaha, Nebraska 68179, Attention: Vice President-Law, until UPRR shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of the State of Delaware duplicate copies of such process, one of which copies the Secretary of State of the State of Delaware shall forthwith send by registered mail to UPRR at the above address.

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     FIFTH:     Anything herein or elsewhere to the contrary notwithstanding, this Agreement and Plan of Merger may be terminated and abandoned by the Board of Directors of either constituent corporation at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Utah Division of Corporations and Commercial Code.

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     IN WITNESS WHEREOF, the parties to this Agreement and Plan of Merger, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused these presents to be executed by the duly authorized officer of each party hereto as the respective act, deed and agreement of each of said corporations, as of this 21st day of November, 1996.

                              UNION PACIFIC RAILROAD COMPANY


                              By: /s/ Carl W. von Bernuth
                                  ----------------------------
                              Name: Carl W. von Bernuth
                              Title:Vice President and General Counsel


                              MISSOURI PACIFIC RAILROAD COMPANY


                              By: /s/ Gary M. Stuart
                                  ---------------------------
                              Name: Gary M. Stuart
                              Title:    Treasurer